UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 27, 2014
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2014, Darden Restaurants, Inc. (the “Company”) entered into an agreement with Clarence Otis, Jr. (the “Agreement”) in connection with Mr. Otis’ previously announced departure as Chief Executive Officer effective as of December 31, 2014 or such earlier date as a successor is appointed. The terms of the Agreement reflect the arrangements for the Chief Executive Officer contemplated by the Company’s previously filed preliminary proxy statement for the 2014 annual meeting and Mr. Otis’ twenty years of service to the Company. Under the Agreement, for twenty-four months following his departure, Mr. Otis will receive his regular weekly gross base salary, will remain eligible to participate in medical, dental, and vision programs similar to his current coverage level, and will continue to vest in existing equity awards in accordance with the terms of the applicable award agreements. In addition, Mr. Otis will retain certain other ancillary benefits for limited periods, including physical examination, financial counseling and outplacement benefits. To the extent bonuses are payable under the Company’s Management Incentive Plan (the “MIP”) in respect of the 2015 fiscal year, Mr. Otis will be eligible to receive an award under the MIP, prorated for his active service during the fiscal year. Upon entering into the Agreement, the Management Continuity Agreement between the Company and Mr. Otis, dated as of October 1, 2009, terminated and Mr. Otis will not be entitled to any payments or benefits thereunder. The Agreement includes customary confidentiality, non-solicitation, non-competition, non-disparagement and release provisions, with forfeiture of the benefits described above in the event of a breach of the Agreement.

The preceding description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”).  Information regarding the names and interests of such participants in the Company’s proxy solicitation is set forth in the Company’s preliminary proxy statement, filed with the SEC on July 31, 2014, as amended, and the Company revocation solicitation statement, filed with the SEC on April 1, 2014.  Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended May 25, 2014, filed with the SEC on July 18, 2013.  These documents are available free of charge at the SEC’s website at www.sec.gov.

The Company will be mailing a definitive proxy statement and proxy card to the stockholders entitled to vote at the Annual Meeting.  WE URGE INVESTORS TO READ ANY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain, free of charge, copies of any proxy statement and any other documents filed by the Company with the SEC in connection with the proxy solicitation at the SEC’s website at www.sec.gov.  In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investor.darden.com/investors/investor-relations/default.aspx.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Agreement, dated August 27, 2014, between Darden Restaurants, Inc. and Clarence Otis, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ Anthony G. Morrow
Anthony G. Morrow
Date: August 28, 2014		Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Agreement, dated August 27, 2014, between Darden Restaurants, Inc. and Clarence Otis, Jr.